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                                                               Exhibit 99.(j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
ING Partners, Inc.:

We consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


/s/ KPMG LLP

Boston, Massachusetts
October 28, 2004